EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-73083 and No. 333-75823) of Caterpillar Financial Services Corporation of our report dated January 18, 2001 appearing on page 11 of this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Nashville, Tennessee

March 7, 2001